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                                                                     EXHIBIT 4.6

                               REALNETWORKS, INC.

                       DECLARATION OF REGISTRATION RIGHTS



        This Declaration of Registration Rights ("Declaration") is made as of January 25, 2000, by RealNetworks, Inc., a Washington corporation ("Parent"), for the benefit of shareholders of NetZip, Inc, a Georgia corporation (the "Company"), acquiring shares of Parent Common Stock pursuant to that Agreement and Plan of Merger and Reorganization dated as of January 25, 2000 (the "Reorganization Agreement"), among the Company, Parent and Varsity Acquisition Corp., a Georgia corporation and wholly-owned subsidiary of Parent ("Merger Sub"), and pursuant to the related Agreement of Merger (the "Agreement of Merger") between the Company and Merger Sub and in consideration of such shareholders' approving the principal terms of the Reorganization Agreement and the transactions contemplated thereby.

        1. Definitions.  As used in this Declaration:

               (a) "Effective Time" means the time of acceptance by the Georgia Secretary of State of the Certificate of Merger referred to in Section 12.2 of the Reorganization Agreement.

               (b) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

               (c) "Form S-3" means such form under the Securities Act as is in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC which similarly permits inclusion or incorporation of substantial information by reference to other documents filed by Parent with the SEC.

               (d) "Holder" means a shareholder of the Company to whom shares of Common Stock of Parent are issued pursuant to the Reorganization Agreement and the Agreement of Merger or a transferee to whom registration rights granted under this Declaration are assigned pursuant to Section 6 of this Declaration.

               (e) "Registrable Securities" means for each Holder the number of shares of Parent Common Stock issued to such Holder pursuant to the Reorganization Agreement, and for all Holders the sum of the Registrable Securities held by them; provided, however, that such shares of Parent Common Stock held by a particular Holder shall cease to be Registrable Securities (i) after a registration statement on Form S-3 with respect to the sale of such securities shall have been declared effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement and with Section 2 hereof or (ii) at such time as such Holder is able to sell such shares (including all Registrable Securities held by Affiliates of such Holder, as defined pursuant to Rule 144 of the Securities Act) in their entirety within a single 90 day period under Rule 144 of the Securities Act.



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               (f) "Securities Act" means the Securities Act of 1933, as
amended.

               (g) "SEC" means the United States Securities and Exchange Commission.

        Terms not otherwise defined herein have the meanings given to them in the Reorganization Agreement.

        2. Registration on Form S-3.

               (a) Parent shall use its best efforts to cause the Registrable Securities then held by each Holder to be registered under the Securities Act so as to permit the sale thereof, and in connection therewith shall prepare and file with the SEC within 30 days of the Effective Time, a registration statement on Form S-3 (or any successor form to Form S-3, or if Form S-3 is not available, another appropriate form) covering all Registrable Securities; provided, that each Holder shall provide all such information and materials regarding such Holder and take all such action as may be required by a Holder under applicable laws and regulations in order to permit Parent to comply with all applicable requirements of the Securities Act and the Exchange Act and to obtain any desired acceleration of the effective date of such registration statement, such provision of information and materials to be a condition precedent to the obligations of Parent pursuant to this Declaration to register the Registrable Securities held by each such Holder. The offerings made pursuant to such registration shall not be underwritten.

               (b) Parent shall (i) prepare and file with the SEC the registration statement in accordance with Section 2 hereof with respect to the Registrable Securities and shall use commercially reasonable efforts to cause such registration statement to become effective as promptly as practicable after filing and to keep such registration statement effective until the sooner to occur of (A) the date on which all Registrable Securities included within such registration statement have been sold or (B) the expiration of twelve (12) months after such registration statement has been declared effective (the "Termination Date"); (ii) prepare and file with the SEC such amendments to such registration statement and amendments or supplements to the prospectus used in connection therewith as may be necessary to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities registered by such registration statement; (iii) furnish to each Holder such number of copies of any prospectus (including any preliminary prospectus and any amended or supplemented prospectus) in conformity with the requirements of the Securities Act, and such other documents, as each Holder may reasonably request in order to effect the offering and sale of the Registrable Securities to be offered and sold, but only while Parent shall be required under the provisions hereof to cause the registration statement to remain effective; (iv) use commercially reasonable efforts to register or qualify the Registrable Securities covered by such registration statement under the securities or blue sky laws of such jurisdictions as each Holder shall reasonably request (provided that Parent shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such jurisdiction where it has not been qualified or is not otherwise subject to a general consent for service of process), and do any and all other acts or things which may be necessary or advisable to enable each Holder to consummate the public sale or other disposition of such Registrable Securities in such jurisdictions; and (v) notify each Holder, promptly after it shall receive notice thereof, of the date and


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time the registration statement and each post-effective amendment thereto has become effective or a supplement to any prospectus forming a part of such registration statement has been filed.

               (c) Notwithstanding the foregoing obligation of Parent under this
Section 2, if Parent shall furnish to the Shareholder Representative (as defined in the Reorganization Agreement) a certificate signed by the President of Parent stating that in the good faith judgment of Parent, it would be detrimental to Parent and its stockholders for such registration statement to be filed at such time and it is therefore essential to defer the filing of such registration statement, Parent shall have the right to defer such filing for a period of not more than 30 days beyond the date specified under Section 2(a) above. As of the date hereof, Parent is not aware of any facts which would cause it to exercise its rights under this subsection if Parent were otherwise obligated to file such registration statement on the date hereof.

        3. Notice of Sale.

               (a) If a Holder of Registrable Securities proposes to dispose of Registrable Securities, such Holder shall cause to be delivered to Parent notice of such proposed disposition at least five (5) days prior to effecting such disposition (the "Disposal Notice"). The Disposal Notice shall identify the Holder, the number of shares proposed to be transferred and the date on which such disposition is proposed to be effected. The Disposal Notice must be delivered to the person(s) designated on Exhibit A hereto (or such additional or alternative persons designated in Parent by delivery of such designation in writing to the Shareholders' Representative), which exhibit shall contain the name and other contact information of such designated person(s); provided the information on Exhibit A may be amended by Parent by providing written notice of such change to the Shareholder Representative. Unless Parent agrees otherwise (with such agreement confirmed by e-mail or in writing), in order for a Disposal Notice to be valid, it must be received between the hours of 9:00 a.m. and 5:00 p.m. Seattle, Washington time. The Disposal Notice shall be delivered telephonically, by the Holder or his/her representative talking directly with the employee of Parent designated as the appropriate recipient of Disposal Notices (the time of day of Parent's receipt of such telephonic delivery, the "Receipt Time"). Parent shall exercise good faith efforts to respond to the Holder by the Receipt Time on the business day next following the day the Disposal Notice was received by Parent, but not later than at the Receipt Time on the second business day after the day of Parent's receipt of the Disposal Notice. Such response shall indicate whether Parent approves of the proposed disposition of Registrable Securities described in the Disposal Notice (such response, a "Response Notice"). For purposes of this Declaration, a "business day" shall mean a day on which banks are generally open for business in Seattle, Washington. The Response Notice may be preliminarily delivered telephonically, provided that such Response Notice is validly delivered only in writing; provided that e-mail delivery shall be considered a "writing" for this purpose. The Response Notice shall indicate whether the disposition is approved or disapproved. Parent may disapprove of a proposed disposition of Registrable Securities, and a Holder will not be able to dispose of such Registrable Securities, if (a) Parent shall have determined that a delay in the disposition of such Registrable Securities is necessary because Parent, in its reasonable judgment, has determined in good faith that such sales would require public disclosure by Parent of material nonpublic information that is not included in such registration statement and that immediate disclosure of such information would be detrimental to the Company or (b) such proposed


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disposition of Registrable Securities is proposed to be effected during the periods during which Parent restricts transactions in its securities by its officers pursuant to a written policy setting forth such restrictions. As of the date hereof, Parent is not aware of any facts that would cause it to exercise its right to restrict disposition if a request to dispose were received on the date hereof. If Parent responds to a Disposal Notice by timely causing to be delivered to the Holder a Response Notice approving of the proposed disposition or if Parent fails to timely cause to be delivered to the Holder a Response Notice satisfying the delivery requirements described above with respect to a Disposal Notice, the Holder identified in the Disposal Notice may dispose of Registrable Securities during the five (5) business day period (or such shorter period as is specified in the Response Notice) (the "Trading Period" for such proposed disposition) immediately following the Trading Period Start Date (as defined below) with respect to the Disposal Notice. "Trading Period Start Date" with respect to a Disposal Notice shall mean (i) in the case of a proposed disposition for which a Response Notice approving of the disposition is timely delivered, the date on which the Parent causes the Response Notice approving the disposition described in the Disposal Notice to be delivered to the Holder or
(ii) in the case of a proposed disposition for which a Response Notice is not timely delivered, the last day on which such Response Notice could have been timely delivered. If a Holder does not dispose of Registrable Securities during the Trading Period for such proposed disposition, a new Disposal Notice for such disposition must be delivered.

               (b) The provisions of Section 2(b) shall apply only with respect to a Holder's disposition of shares of Parent Common Stock which are, at the time of such disposition, Registrable Securities as defined in this Declaration.

        4. Expenses. All of the out-of-pocket expenses incurred in connection with any registration of Registrable Securities pursuant to this Declaration, including, without limitation, all SEC, Nasdaq National Market and blue sky registration and filing fees, printing expenses, transfer agents' and registrars' fees and the reasonable fees and disbursements of Parent's outside counsel and independent accountants shall be paid by Parent. Parent shall not be responsible to pay any legal fees for any Holder or any selling expenses of any Holder (including, without limitation, any broker's fees or commissions).

        5. Indemnification. In the event of any offering registered pursuant to this Declaration:

               (a) Parent will indemnify each Holder, each of its officers, directors and partners and such Holder's legal counsel, and each person controlling such Holder within the meaning of Section 15 of the Securities Act (each, a "Seller Indemnified Party"), with respect to which registration, qualification or compliance has been effected pursuant to this Declaration, against all expenses, claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by Parent of any rule or regulation promulgated under the Securities Act, or state securities


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laws, or common law, applicable to Parent in connection with any such registration, qualification or compliance, and will reimburse each Seller Indemnified Party for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action; provided, however, that Parent will not be liable to any Seller Indemnified Party to the extent that any such claim, loss, damage, liability or expense arises out of or is based in any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished by any Seller Indemnified Party to Parent in an instrument duly executed by such Seller Indemnified Party and stated to be specifically for use therein.

               (b) Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify Parent, each of its directors and officers and its legal counsel and independent accountants, and each other such Holder, each of its officers and directors and each person controlling such Holder within the meaning of Section 15 of the Securities Act (each a "Parent Indemnified Party"), against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Parent Indemnified Party for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to Parent by an instrument duly executed by such Holder and stated to be specifically for use therein; provided, however, that the obligations of such Holders hereunder shall be limited to an amount equal to the gross proceeds (after deducting reasonable commissions) received by each such Holder of Registrable Securities sold as contemplated herein.

               (c) Each party entitled to indemnification under this Section 5 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has written notice of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Declaration, except to the extent, but only to the extent, that the Indemnifying Party's ability to defend against such claim or litigation is compared as a result of such failure to give notice. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to the Indemnified Party of a release from all liability in respect to such claim or litigation.


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               (d) The obligations of Parent and each Holder under this Section
5 shall survive the completion of any offering of Registrable Securities in a registration statement under this Declaration and otherwise.

               (e) Notwithstanding the foregoing, to the extent the provisions of this Section 5 are inconsistent with or conflict with the terms of any indemnification, selling or similar agreement entered into by a Holder in connection with the offer and sale of Registrable Securities pursuant to a registration effected pursuant to this Declaration, the terms of such agreement shall govern and shall supersede the provisions of this Declaration.

        6. Limitation on Assignment of Registration Rights. The rights to cause Parent to register Registrable Securities pursuant to this Declaration may not be assigned by a Holder unless such a transfer is to shareholders, partners or retired partners, or members or retired members of a Holder (including spouses and ancestors, lineal descendants, and siblings of such shareholders, partners, members or spouses who acquire Registrable Securities by right, will or intestate succession). Prior to a permitted transfer of registration rights under this Declaration, Holder must furnish Parent with written notice of the name and address of such transferee and the Registrable Securities with respect to which such registration rights are being assigned and a copy of a duly executed written instrument in form reasonably satisfactory to Parent by which such transferee assumes all of the obligations and liabilities of its transferor hereunder and agrees itself to be bound hereby. No transfer of registration rights under this Declaration shall be permitted if immediately following such transfer the disposition of such Registrable Securities by the transferee is not restricted under the Securities Act.

        7. Reports Under Exchange Act.  Parent agrees to:

               (a) use commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of Parent under the Securities Act and the Exchange Act; and

               (b) furnish to each Holder, forthwith upon request (i) a written statement by Parent that it has complied with the reporting requirements of the Securities Act and the Exchange Act, or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), and (ii) a copy of the most recent annual or quarterly report of Parent.

        8. Amendment of Registration Rights. Holders of a majority of the Registrable Securities from time to time outstanding may, with the consent of Parent, amend the registration rights granted hereunder.

        9. Governing Law. This Declaration shall be governed in all respects by and construed in accordance with the laws of the State of Washington.


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        IN WITNESS WHEREOF, this Declaration of Registration Rights is executed as of the date first above written.


                                               REALNETWORKS, INC.



                                               By:   /s/ Robert Glaser
                                                  ------------------------------
                                                     Robert Glaser
                                               Its:  Chief Executive Officer



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                                    EXHIBIT A

                      DESIGNATED DISPOSAL NOTICE RECIPIENTS



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                      CONTACT NAME                             PHONE NUMBER
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
        Kelly Jo MacArthur                         206-674-2700
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        Paul Bialek                                206-674-2700
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